 Exhibit (a)(1)(iv)
Offer to Purchase for Cash
by
BrightSphere Investment Group Inc.
Up to 33,300,000 Shares of Its Common Stock
At a Cash Purchase Price of $31.50 per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON DECEMBER 6, 2021, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

November 4, 2021
To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated November 4, 2021 (the “Offer to Purchase”), and related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”) in connection with the offer by BrightSphere Investment Group Inc., a Delaware corporation (“BrightSphere”), to purchase for cash up to 33,300,000 shares of its common stock, $0.001 par value per share (the “Shares”), at a price $31.50 per Share, to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the Offer. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase. The description of the Offer in this letter is only a summary and is qualified by all of the terms and conditions of the Offer set forth in the Offer to Purchase and Letter of Transmittal.
BrightSphere will, upon the terms and subject to the conditions of the Offer, pay the Purchase Price, subject to the “odd lot” priority, proration and conditional tender provisions described in the Offer to Purchase, for Shares properly tendered in the Offer and not properly withdrawn, taking into account the number of Shares tendered pursuant to the Offer. However, because of the “odd lot” priority, proration and conditional tender provisions described in the Offer to Purchase, all of the Shares tendered may not be purchased if more than 33,300,000 Shares are properly tendered and not properly withdrawn. Shares tendered but not purchased in the Offer will be returned to the tendering stockholders at BrightSphere’s expense promptly after the Expiration Date. BrightSphere reserves the right, in its sole discretion, to change the per Share purchase price and to increase or decrease the value of Shares sought in the Offer, subject to applicable law. In accordance with the rules of the Securities and Exchange Commission, BrightSphere may increase the number of Shares accepted for payment in the Offer by no more than 2% of the outstanding Shares without extending the Offer.
BrightSphere reserves the right, in its sole discretion, to terminate the Offer upon the occurrence or failure of certain conditions more specifically described in Section 7 of the Offer to Purchase, or to amend the Offer in any respect, subject to applicable law.
Upon the terms and subject to the conditions of the Offer, if, more than 33,300,000 Shares, or such greater number as BrightSphere may elect to purchase, subject to applicable law, have been validly tendered, and not properly withdrawn before the Expiration Date, BrightSphere will accept the Shares to be purchased in the following order of priority: (i)first, BrightSphere will purchase all Odd Lots of less than 100 Shares from shareholders who validly tender all of their Shares and who do not validly withdraw them before the Expiration Date (tenders of less than all of the Shares owned, beneficially or of record, by such Odd Lot Holder will not qualify for this preference); second, after purchasing all the Odd Lots that were validly tendered, from all stockholders who properly tender Shares, on a pro rata basis, subject to the conditional tender provisions described in the Offer to Purchase and with appropriate adjustment to avoid purchases of fractional Shares; and (iii) third, only if necessary to permit BrightSphere to purchase 33,300,000 Shares (or such greater number as BrightSphere may elect to purchase, subject to applicable law), from holders who have tendered Shares subject to the condition that a specified minimum number of the holder’s Shares be purchased if any Shares are purchased in the Offer as described in the Offer to Purchase (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose Shares are conditionally tendered must have tendered all of their

Shares. Therefore, it is possible that BrightSphere will not purchase all of the Shares that you tender and Shares not purchased because of proration provisions will be returned to the tendering stockholders at BrightSphere’s expense promptly after the Expiration Date. See Section 1, Section 3 and Section 5 of the Offer to Purchase.
The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain conditions. See Section 7 of the Offer to Purchase.
We are the owner of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.
Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.
Please note the following:
1. The Offer, proration period and withdrawal rights will expire at 5:00 P.M., New York City time, on Monday, December 6, 2021, unless BrightSphere extends the Offer.
2. The Offer is for up to 33,300,000 Shares (representing approximately 41.7% of the Shares outstanding as of October 29, 2021).
3. Tendering stockholders who are tendering Shares held in their name or who tender their Shares directly to the Depositary will not be obligated to pay any brokerage commissions or fees to BrightSphere or to the Dealer Managers, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on BrightSphere’s purchase of Shares under the Offer.
4. If you wish to condition your tender upon the purchase of all Shares tendered or upon BrightSphere’s purchase of a specified minimum number of the Shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. BrightSphere’s purchase of Shares from all tenders the Purchase Price that are so conditioned will be determined by random lot. To elect such a condition complete the box entitled “Conditional Tender” in the attached Instruction Form.
YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE. PLEASE NOTE THAT THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, DECEMBER 6, 2021, UNLESS THE OFFER IS EXTENDED.
If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached Instruction Form.
The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of Shares of BrightSphere. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares of BrightSphere residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

INSTRUCTION FORM
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 4, 2021 (the “Offer to Purchase”), and the related Letter of Transmittal (which together, as they may be amended and supplemented from time to time, constitute the “Offer”), in connection with the offer by BrightSphere Investment Group Inc., a Delaware corporation (“BrightSphere”), to purchase for cash up to 33,300,000 shares of its common stock, $0.001 par value per share (the “Shares”), at a price of $31.50 per Share, to the seller in cash, less any applicable withholding taxes and without interest.
The undersigned hereby instruct(s) you to tender to BrightSphere the number of Shares indicated below or, if no number is specified, all Shares you hold for the account of the undersigned, upon the terms and subject to the conditions of the Offer.
Aggregate Number Of Shares To Be Tendered
By You For The Account Of The Undersigned:        Shares.*
*
Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

ODD LOTS
(See Instruction 13 of the Letter of Transmittal)
As described in Section 1 of the Offer to Purchase, under certain conditions, shareholders holding fewer than 100 Shares may have their Shares accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more Shares, even if such holders have separate accounts representing fewer than 100 Shares. Accordingly, this section is to be completed ONLY if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):
☐
owns, whether beneficially or of record, an aggregate of fewer than 100 Shares and is tendering all such Shares; or

☐
is a broker, bank or other nominee that (i) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder, and (ii) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all such Shares.

CONDITIONAL TENDER
(See Instruction 12 of the Letter of Transmittal)
A stockholder may tender Shares subject to the condition that a specified minimum number of the stockholder’s Shares tendered pursuant to the Letter of Transmittal must be purchased if any Shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless at least that minimum number of Shares indicated below is purchased by BrightSphere pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and BrightSphere urges stockholders to consult their own financial or tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.
The minimum number of Shares that must be purchased, if any are purchased, is:        Shares.
If, because of proration, the minimum number of Shares designated will not be purchased, BrightSphere may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares and checked this box:
☐
The tendered Shares represent all Shares held by the undersigned.

The method of delivery of this document, is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
BrightSphere’s Board of Directors has authorized BrightSphere to make the Offer. However, none of BrightSphere, any of the members of its Board of Directors, the Dealer Managers, the Information Agent or the Depositary makes any recommendation to stockholders as to whether they should tender or refrain from tendering their Shares. None of BrightSphere, nor any of the members of its Board of Directors, the Dealer Managers, the Information Agent or the Depositary has authorized any person to make any recommendation with respect to the Offer. Stockholders should carefully evaluate all information in the Offer to Purchase, consult their own financial and tax advisors and make their own decisions about whether to tender Shares and, if so, how many Shares to tender.
SIGNATURE
Signature(s)
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Name(s)
(Please Print)
Taxpayer Identification or Social Security No.:
Address(es)
(Include Zip Code)
Phone Number (including Area Code)
Date:                 , 2021